UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 15, 2008

ICC Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25417	11-3571993
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3334 E. Coast Hwy #424, Corona Del Mar, CA	92625
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 200-7569

N/A
(Former Name and Address if Changed since the last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation

On October 15, 2008 the Adamas Fund, LLLP (“Adamas”) (formerly, The Black Diamond Fund, LLLP) committed to loan the Company up to $350,000 and the Company executed and delivered to Adamas a promissory note (the “Note”) to evidence all loans to be made pursuant to such commitment.

On October 17, 2008 the Company received an advance of $149,000 from Adamas under this Note, all of which advance was used for working capital purposes to support the Company’s continued focus on wholesale telecommunications sales and services at ICC Italy, S.r.l, which is a wholly owned subsidiary of the Company..

The Note matures on December 31, 2009, is unsecured, and provides that outstanding principal balance of such note bears interest at 10% per year. All interest is accrued through February, 2009 and all accrued interest is due March 1, 2009 with monthly payments of interest thereafter. There is no prepayment penalty on the Note.

The Note requires detailed reporting by the Company to the Adamas Fund on its daily operating results.

The Note is filed herewith as Exhibit 4.1 to this Current Report.

Item 9.01. Exhibits

4.1 Promissory Note in the principal amount of $350,000 payable to the order of Adamas dated October 15, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Scott K Anderson, Jr.
Scott K Anderson, Jr.
Corporate Secretary

Date: October 23, 2008